UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2010

TOWER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	000-25287	35-2051170
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

116 East Berry Street, Fort Wayne, Indiana 46802
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (260) 427-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operation and Financial Condition

On January 29, 2010, Tower Financial Corporation issued a news release reporting a loss of $1.2 million, or $0.29 per diluted share for the fourth quarter ended December 31, 2009 and a year to date net loss of $5.6 million, or $1.37 per diluted share.  Through inadvertence, this news release was not furnished to the Securities and Exchange Commission along with a Current Report on Form 8K.

During the concluding portion of the Company’s financial audit process, and in connection with its impairment analysis, it was subsequently determined that the Company actually incurred an additional impairment charge referred to as an “Other Than Temporary Impairment” (OTTI) write-down of $205,000, based upon a further deterioration in its investment in a certain “Trust Preferred” security known as “PreTSL XXV”.   Additionally, we also determined that due to a change in the actuarial tables, the liability we had accrued for our retired Chairman’s Supplemental Retirement Plan (SERP) had been overstated by $141,816, pre-tax.

This previously unreported net loss, therefore, increases the earlier announced loss for the quarter to $1,309,565 and for the year ended December 31, 2009 to $5,716,874.

In summary, the pre-fourth quarter OTTI impairment of the Company’s original $1 million investment in PreTSL XXV was $525,000, whereas the revised fourth quarter OTTI impairment is $730,000, for an increased loss of $205,000.On the other hand, the overstatement of the SERP liability resulted in a post-tax loss reduction of $93,599.  Accordingly, these two items combined to increase the reported net loss by only a net of $111,401.

A copy of the original January 29, 2010 news release, marked to show the changes required by reason of the additional OTTI impairment charge and SERP liability adjustment, is furnished herewith as Exhibit 99.1.  A copy of the fully corrected January 29, 2010 news release is furnished herewith as Exhibit 99.2.  And a copy of the Balance sheet, Income statement, and Financial Ratios for the quarter ended December 31, 2009, in the form originally attached to the January 29, 2010 news release but updated to reflect the additional impairment charge, is furnished herewith as Exhibit 99.3.

Item 9.01 Financial Statement and Exhibits

(c)	Exhibits

99.1	Original news release, dated January 29, 2010 reporting Tower Financial Corporation’s financial results for its fourth quarter and full year ended December 31, 2009 marked to show changes.

99.2	Corrected news release, dated January 29, 2010 reporting Tower Financial Corporation’s financial results for its fourth quarter and full year ended December 31, 2009.

99.3	Corrected Balance sheet, Income Statement, and Financial Ratios for the quarter and full year ended December 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 26, 2010

TOWER FINANCIAL CORPORATION

By:	/s/ Michael D. Cahill
Michael D. Cahill, Chief Executive Officer
Tower Financial Corporation